Exhibit 10.21

Exclusive Business Cooperation Agreement

This Exclusive Business Cooperation Agreement (hereinafter referred to as the “Agreement”) is entered into by and among the following Parties as of May 20, 2019 in Beijing, the People’s Republic of China (“PRC”, for purposes of this Agreement, excluding Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan):

Party A: Ucommune (Beijing) Technology Co., Ltd., a wholly foreign-owned limited liability company duly incorporated and validly existing under the laws of the PRC, with its registered address at No. 8A, Zhaofeng First Street, Zhaofeng Industrial Base, Zhaoquanying Town, Shunyi District, Beijing, its unified social credit code being 91110113MA01GJH80T;

Party B:  Beijing Ubazaar Technology Co., Ltd., a limited liability company incorporated and validly existing in China, whose registered address is at Room 2230, 2/F, No. 56, South Main Street A, Zhongguancun, Haidian District, Beijing, and whose unified social credit code is 91110108MA01EBM04C.

Party A and Party B shall be individually referred to as “either Party” or “that Party”, and collectively as “the Parties”.

Whereas:

1.              Party A is a wholly foreign-owned limited liability company incorporated in China with the necessary resources to provide technical and consulting services;

2.              Party B is a domestic company incorporated in China, whose business scope covers technology development, technology promotion, technology transfer, technology consulting, technical services; sales of self-developed products; computer system services; basic software services, application software services; software development; software consulting; computer animation design; enterprise planning and design; acting for advertising or designing, making and releasing advertisements; market survey; enterprise management; enterprise management consulting; engaging in Internet cultural activities; carrying out telecommunications services (all business activities carried out and developed by Party B currently and at any time during the term of this Agreement shall be collectively referred to as the “Primary Business”);

3.              Party A agrees to provide Party B with exclusive technical support, consulting and other services in respect of the Primary Business during the term of this Agreement, and Party B agrees to accept all types of services provided by Party A or its designated party under the provisions of this Agreement.

The Parties, upon amicable negotiation, reach this Agreement below:

Article 1       Provision of Services

1.1        Subject to the terms and conditions stipulated in this Agreement, Party B hereby appoints Party A, as the exclusive service provider of Party B, to provide Party B with comprehensive technical support, consulting services and other services during the term of this Agreement, including, but not limited to:

(1)            technical support and professional training for relevant staff of Party B;

(2)            assisting Party B in the consulting, collection and survey of technical and market information in respect of the Primary Business (excluding any market survey that the wholly foreign-owned enterprises are prohibited from conducting under Chinese laws (including any central or local legislation, any laws, regulations, rules, notifications, interpretations or other binding documents enacted by the administrative or judicial authorities before or after the entry into force of this Agreement, hereinafter referred to as “Chinese laws”));

(3)            providing Party B with enterprise management consulting;

(4)            providing Party B with marketing and promotion services;

(5)            providing Party B with customer order management and customer services;

(6)            providing Party B with services concerning the transfer, leasing and disposal of equipment and assets;

(7)            providing Party B with services concerning the design, installation and daily management, maintenance and update of computer network system, hardware equipment and database;

(8)            permitting Party B to use the relevant software in which Party A has lawful rights;

(9)            providing Party B with services concerning the development, maintenance and update of the relevant application software required for its business;

(10)     other relevant services provided from time to time at the request of Party B as permitted by Chinese laws.

1.2                     Party B accepts the consulting and services provided by Party A. Party B further agrees that, without the prior written consent of Party A, Party B shall not directly or indirectly receive any services same as or similar to this Agreement from any third party in respect of the services or other matters as stipulated herein during the term of this Agreement, or establish any similar cooperative relation with any third party in respect of the matters referred to herein.

1.3                     Party A shall have the right to inspect Party B’s accounts regularly and at any time. Party B shall record the accounts promptly and accurately, and provide Party A with its accounts as required by Party A. During the term of this Agreement and subject to the applicable laws, Party B agrees that it shall cooperate with Party A and Party A’s shareholders (including direct or indirect shareholders, hereinafter referred to as “Party A’s shareholders”) in auditing (including, but not limited to, the audit on related transactions and other types of audits), by providing Party A’s shareholders and/or any auditor appointed by them with information and materials on the operation, business, customers, finance and employees of Party B and Party B’s subsidiary (hereinafter referred to as the “subsidiary”), and that Party A’s shareholders may disclose such information and materials for the purposes of meeting the requirements of the regulatory authorities over their listed securities.

1.4        Methods by which Services are Provided

(1)            Party A and Party B agree that, during the term of this Agreement, where necessary, Party B may enter into further service agreements with Party A or any other party designated by Party A, which shall provide the specific contents, methods, personnel and fees for specific services.

(2)            To perform this Agreement, Party A and Party B agree, where necessary, that Party B will enter into lease agreements for equipment and assets with Party A or any other party designated by Party A at any time during the term of this Agreement based on its business needs, which will provide Party B with the relevant equipment and assets.

(3)            Party B hereby grants Party A an irrevocable exclusive option, by which Party A may, to the extent permitted by Chinese laws, at its sole discretion, purchase any part or all of the assets and business from Party B at the minimum price permitted by law. The Parties then will sign a separate contract for the transfer of assets or business, stipulating the terms and conditions for the transfer of assets.

Article 2       Service Fees and Method for Payment

2.1           The Parties agree that Party B shall pay Party A the service fees in respect of the services provided by Party A hereunder on an annual basis. Subject to the provisions of Chinese laws, the amount of service fees shall be all remaining amount of the after-tax profits of Party B and its subsidiaries, net of deductions for making up for losses in the previous year (if any) and withdrawing statutory reserves (if applicable). Party A shall have the right to adjust the amount of service fees depending on the services provided to Party B and its subsidiaries, and the operations and development needs of Party B and its subsidiaries, provided that the amount shall not exceed the threshold amount as stipulated above.

2.2           Party B shall, within thirty (30) days after the end of each year (i.e. December 31 of each year), provide Party A with all financial information necessary for calculating the service fees for that year. Party A shall, within forty (40) days after the end of each year (i.e. December 31 of each year) send a notice of payment to Party B. Party B shall, within thirty (30) days upon receipt of the notice, pay Party A the service fees and other costs set out therein. If Party B fails to pay the service fees and other costs in full and on schedule hereunder, Party A shall have the right to require Party B to pay Party B an additional default interest at an annual rate of 6% on the outstanding amount. Notwithstanding the foregoing, Party A may, at its sole discretion, adjust the payment date and method for the service fees. Party B shall accept the adjustment.

Article 3       Intellectual Property

3.1                     Party A shall have the sole and exclusive title to and other rights of and interests in (to the extent not prohibited by Chinese laws) any and all intellectual property or intangible assets produced, created or developed in the performance of this Agreement by the Parties (including, but not limited to, copyright, patent, right to apply for patents, software, know-hows, trade secrets and others). Without the express authorization of Party A, Party B shall not have any interest in any of Party A’s intellectual properties used by Party A for the provision of services hereunder. Party B shall execute all appropriate documents, take all appropriate actions, submit all documents and/or applications, provide all appropriate assistance, and do all other acts Party A may deem necessary at its sole discretion, to vest in Party A any title to and other rights of and interests in such intellectual properties and intangible assets, and/or consummate the protection for such intellectual properties and intangible assets of Party A (including, but not limited to, registering such intellectual properties and intangible assets in the name of Party A).

3.2                     Party B and its subsidiaries agree to grant Party A a license to use the trademarks, patents, softwares, copyrights, domain names and other intellectual properties owned as at the date of this Agreement. Party A may use such intellectual properties of Party B free of charge.

Article 4       Representations, Warranties and Undertakings

4.1           Party A hereby makes irrevocable representations, warranties and undertakings below:

(1)         Party A is a wholly foreign-owned limited liability company duly incorporated and validly existing under the laws of China; Party A or its designated service provider will, prior to its provision of any services hereunder, obtain all government permits and licenses necessary for the provision of such services;

(2)         Party A has taken the necessary corporate actions, obtained the necessary authorization, and obtained the consent and approval of any third party and government authority (if necessary) to execute, deliver and perform this Agreement; Party A’s execution, delivery and performance of this Agreement shall not violate the express provisions of Chinese laws;

(3)         This Agreement constitutes obligations which are lawful, valid to and binding on it and enforceable against it under the provisions hereof.

4.2           Party B hereby makes irrevocable representations, warranties and undertakings below:

(1)            Party B is a limited liability company duly incorporated and validly existing under the laws of China. Party B has obtained and will maintain all government permits and licenses necessary for its conducting the Primary Business.

(2)            Party B has taken the necessary corporate actions, obtained the necessary authorization, and obtained the consent and approval of any third party and government authority (if necessary) to execute, deliver and perform this Agreement; Party B’s execution, delivery and performance of this Agreement shall not violate the express provisions of Chinese laws.

(3)            This Agreement constitutes obligations which are lawful, valid to and binding on it and enforceable against it under the provisions hereof.

(4)         Without the prior written consent of Party A, Party B shall not dispose of Party B’s major assets in any manner, nor shall Party B change its existing composition of shares.

(5)         Party B will pay the service fees to Party A in full and on schedule as stipulated herein.

(6)         Party B will promptly inform Party A of the circumstances that have or may have a material adverse effect on its business and its operation, and shall make every effort to prevent the occurrence of such circumstances and/or the expansion of losses.

(7)         Except as required by the daily operation, without the prior written consent of Party A, Party B and its subsidiaries shall not sell, transfer, mortgage or otherwise dispose of the legitimate interests in any assets, business or proceeds, or provide security to any third party, or allow any third party to impose any other security interest in its assets or interests.

(8)         Without the prior written consent of Party A, Party B and its subsidiaries shall not consolidate, merge or form a joint entity with any third party, acquire or be acquired or controlled by any third party, increase or decrease its registered capital, or otherwise change its composition of shares.

Article 5       Term of Agreement

5.1           This Agreement shall enter into effect upon execution by the Parties. Unless terminated in accordance with the express stipulations herein or as decided by Party A in writing, the term of this Agreement shall terminate automatically upon Party A’s full exercise of its option to purchase all the assets of Party B or all the shares in Party B held by its shareholders under the Exclusive Option Agreement executed separately. Party A may terminate this Agreement by giving a thirty-day written notice to Party A, unless otherwise provided by law or this Agreement, and Party B may not terminate or rescind this Agreement at its sole discretion in any case.

5.2           The Parties shall, within three (3) months before the expiration of their respective term of business, complete the approval and registration for the extension of term of business to enable this Agreement to remain effective.

5.3           The rights and obligations of the Parties under Articles 3, 5, 7, 8 and this Article 5.3 shall survive the termination of this Agreement.

Article 6       Liability for Breach of Contract and Indemnity

6.1           if Party B materially breaches any of the stipulations made hereunder, Party A shall have the right to (1) terminate this Agreement and require Party B to pay all damages; or (2) require to enforce Party B’s obligations hereunder and require Party B to pay all damages; this Article 6.1 shall not prejudice any other right of Party A hereunder.

6.2           Unless otherwise provided by law, Party B may not terminate or rescind this Agreement in any case.

6.3           Party B shall indemnify and hold harmless Party A against any losses, damages, liabilities or costs incurred by Party A in respect of any actions, claims or other demands against Party A arising from or caused by the services provided by Party A to Party B hereunder, unless such losses, damages, liabilities or costs are caused by Party A’s gross negligence or wilful misconduct.

Article 7       Application of Law and Dispute Settlement

7.1           The conclusion, validity, interpretation, performance of this Agreement and dispute settlement shall be governed by and construed under the laws of China.

7.2           In the case of all disputes arising from or in connection with the performance of this Agreement, either Party shall have the right to refer the dispute to the China International Economic and Trade Arbitration Commission for arbitration in Beijing under the arbitration procedures and rules then in force. Arbitration shall be conducted in a confidential manner and in Chinese. The arbitral award shall be final and binding on the Parties.

7.3           During the period of arbitration, the Parties shall continue to have their respective rights hereunder and perform their corresponding obligations hereunder, except for the part in dispute and under the arbitration between the Parties.

Article 8       Confidentiality

8.1           If, prior to the conclusion of this Agreement and during the term of this Agreement, a Party (hereinafter referred to as the “Disclosing Party”) has disclosed or may from time to time disclose to the other Party (hereinafter referred to as the “Receiving Party”) the confidential information of that Party (including, but not limited to, business information, customer information, financial information, contracts, etc.), the Receiving Party must keep the confidential information confidential and shall not use the confidential information for any purposes other than those specified in this Agreement. The foregoing do not apply to the information: (i) the Receiving Party has possessed prior to the disclosure by the Disclosing Party to it evidenced by any written records; (ii) which is or will be accessible to the public not due to the Receiving Party’s breach of this Agreement; (iii) the Receiving Party has obtained from a third party who has no obligation to keep the information confidential; and (iv) disclosed by either Party under the relevant laws and regulations or as required by the regulatory authorities, or disclosed to its employees, agents, legal counsels or financial counsels in its normal course of business (provided that the Receiving Party shall ensure that such persons comply with the relevant terms and conditions of this Agreement, and shall be held liable for any breach of the relevant terms and conditions hereof by the above persons).

8.2           The above confidentiality obligations shall be continuing to the Parties hereto and shall not terminate upon termination of this Agreement.

Article 9       Force Majeure

9.1           “Force majeure” means any unforeseeable, unavoidable and insurmountable event that prevents either Party hereto from performing part or all of this Agreement. Such events include, but are not limited to, natural disasters, storms, tornadoes and other weather conditions, strikes, lock-outs, shutdowns or other industry problems, wars, insurrections, conspiracies, enemy acts, acts of terrorism or violence by criminal organizations, blockades, serious diseases or plagues, earthquakes or other crustal movements, flood and other natural disasters, bomb explosions or other explosions, fire, accidents, changes in legal provisions or their application.

9.2           If any force majeure event occurs and affects the performance of a Party’s obligations hereunder, that Party’s obligations shall be automatically suspended during the period of delay caused by force majeure, and its term of performance shall be automatically extended fro a period equivalent to the period of suspension, and that Party shall not be punished or held liable for it. In the case of any force majeure event, the Parties shall promptly negotiate to seek a just settlement, and shall make all reasonable efforts to minimize the effects of the force majeure event.

Article 10  Notice

10.1    any notice or written correspondence sent by a Party to the other Party (including, but not limited to, written documents or notices hereunder) shall be promptly delivered or sent to the corresponding Party by post (including express delivery) or e-mail. The date of receipt of the notice or correspondence shall be, if delivered by post (including express delivery), the 3rd working day after the letter has been sent; if delivered by e-mail, the date on which the e-mail arrives on the other Party’s system.

10.2    For the purposes of the notice, the contact information of the Parties are listed as follows:

Party A: Ucommune (Beijing) Technology Co., Ltd.

Address: 8/F, Block D, Sunshine 100, Guanghua Rd., Chaoyang District, Beijing

Contact: Nan Shi

Tel.: [____________].

E-mail: [____________]

Party B:  Beijing Ubazaar Technology Co., Ltd.

Address: 8/F, Block D, Sunshine 100, Guanghua Rd., Chaoyang District, Beijing

Contact: Nan Shi

Tel.: [____________].

E-mail: [____________]

10.3    Either Party may change its address at which it receives the notice by giving a notice to the other Party in the manner provided for in this Article.

Article 11   Transfer of Agreement

11.1              Party B shall not transfer its rights and obligations hereunder to a third party without the prior written consent of Party A.

11.2              Party B hereby agrees that Party A may transfer its rights and obligations hereunder to a third party, and in the case of such transfer, Party A shall only give Party B a written notice without Party B’s consent to such transfer.

Article 12   Miscellaneous Provisions

12.1              If any provision of this Agreement is invalid, illegal or unenforceable under the laws of China, all other provisions of this Agreement shall remain in full force and effect. In the case that any provision is found to be invalid, illegal or unenforceable, the Parties shall negotiate in good faith and amend this Agreement to fulfill the original intention of the Parties as closely as possible in an acceptable manner.

12.2              If any amendment hereto is proposed by the relevant regulatory authority, the Parties shall therefore amend this Agreement through negotiation.

12.3              This Agreement supersedes any other written or oral agreement previously entered into between the Parties in respect of the matters provided for herein, and constitutes a complete agreement between the Parties hereto.

12.4              Either Party may make a waiver in respect of the terms and conditions of this Agreement, provided that it is made in writing and signed by the Parties. A waiver by a Party in respect of the other Party’s breach of contract in a case shall not be deemed as that Party’s waiver in respect of the other Party’s similar breach of contract in any other case.

12.5              This Agreement shall be legally binding on each of the Parties hereto and the lawful successors and assignees of that Party, whether such succession or assignment is caused by acquisition, reorganization, inheritance, transfer or otherwise.

12.6              Any amendment or supplement hereto shall be made in writing. Unless Party A transfers its rights hereunder in accordance with Article 11.2, the amendment and supplement hereto shall enter into effect upon proper signature by the Parties. If any amendment or supplement hereto is required by law to obtain permission from, and / or register or file with, any government authority, the Parties shall obtain such permission and / or complete such registration or filing by law.

12.7             This Agreement shall be concluded in two duplicate originals, one of which shall be held by either Party, both of which shall have the same legal effect.

(The remainder of this page is intentionally left blank.)

(This page is only used as the signature page for the Exclusive Business Cooperation Agreement.)

Ucommune (Beijing) Technology Co., Ltd.

/s/Seal of Ucommune (Beijing) Technology Co., Ltd.

Legal Representative (or Authorized Agent):	/s/Daqing Mao

(This page is only used as the signature page for the Exclusive Business Cooperation Agreement.)

Beijing Ubazaar Technology Co., Ltd.

/s/Seal of Beijing Ubazaar Technology Co., Ltd.

Legal Representative (or Authorized Agent):	/s/Nan Shi